UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	April 3, 2017

              Regal Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

  (608) 364-8800
(Registrant's telephone number)

  Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2017, Regal Beloit Corporation (the “Company”) appointed Robert Lazzerini, age 50, to serve as the Company’s Vice President Corporate Controller. Mr. Lazzerini will serve as the Company’s principal accounting officer.
Previously, Mr. Lazzerini served as Vice President Assistant Corporate Controller for the Company and has been employed with the Company in various positions since 2005. Mr. Lazzerini is a Certified Public Accountant and a Certified Management Accountant and received his bachelor’s degree in Accountancy from Northern Illinois University.
There is no arrangement or understanding between Mr. Lazzerini and any other person pursuant to which Mr. Lazzerini was appointed to the position, and there are no transactions in which Mr. Lazzerini has an interest requiring disclosure under Item 404(a) of Regulation S-K. No director or executive officer of the Company has any family relationship with Mr. Lazzerini.
Mr. Lazzerini will receive an annual base salary and is expected to continue to be eligible to participate in the Company’s annual cash bonus and long-term incentive compensation programs as well as welfare and retirement benefit plans and programs that the Company makes available to all similarly situated employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: April 4, 2017	By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary